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                    CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in the Registration Statement on Form SB-2 of Proformance Research Organization, Inc. of our report dated May 1 and July 30, 1998, relating to the financial statements of World Associates, Inc. as of December 31, 1997, and to references to our firm as experts in accounting and auditing.

                                     Stark Tinter & Associates, LLC
                                     Certified Public Accountants

January 26, 1999
Englewood, Colorado